                                                                  Exhibit (a)(7)

                    LETTER FROM SAVINGS AND RETIREMENT PLAN
                           ADMINISTRATIVE COMMITTEE

                                                                    May 4, 1999

              Offer to Purchase Common Stock of The Limited, Inc.

NAME/ADDRESS

Dear     :

  We are enclosing materials being sent to all stockholders of The Limited, Inc. (the "Company") in connection with its recently announced offer to purchase up to 15,000,000 shares of the Company's common stock, $.50 par value per share (together with all other outstanding shares of common stock of the Company, the "Shares"), at a price not greater than $55.00 nor less than $50.00 per Share upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 4, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer").

  The Company will determine a single per Share price (not greater than $55.00 nor less than $50.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), after taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 15,000,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $55.00 nor less than $50.00 per Share) pursuant to the Offer. All stockholders whose Share are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer. Also enclosed is a brief description of the Offer in connection with the Company's Savings and Retirement Plan ("Savings and Retirement Plan") and questions and answers describing how the process works.

  As a participant in the Savings and Retirement Plan you may elect to direct the Trustee to "tender" (offer to sell) some or all of the Shares (excluding fractional Shares) currently allocated to your Limited, Inc. Stock Fund Account in the Savings and Retirement Plan by following the procedures described in the attachments to this letter. PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE OF THE SAVINGS AND RETIREMENT PLAN ("TRUSTEE") TO TENDER YOUR SHARES IS TUESDAY, JUNE 1, 1999, YOU MUST SEND YOUR TENDER INSTRUCTION FORM TO THE ADMINISTRATIVE COMMITTEE FOR RECEIPT BY THURSDAY, MAY 27, 1999. You also may direct the Trustee to withdraw any tender you have previously directed it to make pursuant to the Offer, as long as you do so prior to May 27, 1999.

  Our records indicate that you hold     Shares allocated to your Limited,
Inc. Stock Fund Account under the Savings and Retirement Plan as of May 1, 1999, excluding any Shares purchased with your April and May contributions. You may tender some or all of such Shares held in your Limited, Inc. Stock Fund Account (excluding fractional Shares).

  Before making a decision, you should read carefully the materials in the enclosed Offer to Purchase, the Notice to Savings and Retirement Plan Participants and the Tender Instruction Form. If you take no action, no Shares in your Limited, Inc. Stock Fund Account will be tendered by the Trustee. The Administrative Committee and the Trustee will treat confidentially your decision whether or not to tender these Shares.

  THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS SUBJECT, HOWEVER, TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6 OF THE OFFER TO PURCHASE. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER ANY OR ALL SHARES. LESLIE H. WEXNER, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY, HIS IMMEDIATE FAMILY MEMBERS AND AFFILIATED ENTITIES HAVE AGREED NOT TO TENDER ANY SHARES PURSUANT TO THE OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE. THE COMPANY HAS BEEN ADVISED THAT ITS OTHER DIRECTORS AND EXECUTIVE OFFICERS HAVE NOT DETERMINED WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER. STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

  If you direct the Trustee to tender any Shares, the cash that is paid for them will be reinvested in a money market fund and then, as soon as practicable after the expiration date of the Offer, will be reinvested in the Savings and Retirement Plan pursuant to your future contribution election in effect at the date of such reinvestment. PLEASE NOTE THAT TO THE EXTENT SUCH CASH IS NOT REINVESTED IN YOUR LIMITED, INC. STOCK FUND ACCOUNT WITHIN 90 DAYS, YOU MAY NOT QUALIFY FOR CERTAIN FAVORABLE TAX TREATMENT UPON SUBSEQUENT DISTRIBUTIONS TO YOU FROM THE SAVINGS AND RETIREMENT PLAN. SEE "CERTAIN TAX INFORMATION" FOLLOWING QUESTION 20 IN THE ATTACHED QUESTIONS AND ANSWERS ("Q&As") ON THE SAVINGS AND RETIREMENT PLAN.

  If more Shares are tendered at or below the Purchase Price than the Company has offered to purchase, then the Company will only purchase a pro rata portion of any Shares you direct the Trustee to tender (see Q&A #1).

  For any Savings and Retirement Plan participant, during the period the Offer is open (and thereafter for so long as legal restrictions apply), the Trustee will not purchase any Shares for the Savings and Retirement Plan. Instead, the Trustee will accumulate any of your contributions and Company matching contributions that you have directed to be invested in the Limited, Inc. Stock Fund. The Trustee will invest these amounts in a money market fund and will resume investment in the Limited, Inc. Stock Fund once the tender offer period is concluded.

  ANY DISTRIBUTIONS THAT MAY BE REQUESTED DURING THE OFFER PERIOD MAY BE DELAYED UNTIL AFTER THE EXPIRATION OF THE OFFER.

  IF YOU ELECT TO TENDER SHARES FROM YOUR LIMITED, INC. STOCK FUND, THE ENCLOSED YELLOW TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE ADMINISTRATIVE COMMITTEE BY MAY 27, 1999. PLEASE USE THE ENCLOSED REPLY ENVELOPE TO RETURN YOUR TENDER INSTRUCTION FORM.

  YOU MUST COMPLETE AND SIGN YOUR TENDER INSTRUCTION FORM. IF YOU DO NOT SIGN THE FORM, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.

  IF YOU DO NOT WISH TO TENDER YOUR SHARES, TAKE NO ACTION.

                                          ADMINISTRATIVE COMMITTEE
                                          The Limited, Inc. Savings
                                          and Retirement Plan

  As described in the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer are to be purchased by the Company, the Company will purchase Shares in the following order of priority: (a) all "odd lot" Shares tendered at or below the Purchase Price prior to the expiration of the Offer by any stockholder who owned beneficially as of the close of business on May 3, 1999, an aggregate of fewer than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference); and (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer, on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Lazard Freres & Co. llc and J.P. Morgan Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                            TENDER INSTRUCTION FORM
                        FOR SHARES IN THE LIMITED, INC.
                          SAVINGS AND RETIREMENT PLAN

(NOTE: Before completing this Tender Instruction Form, you should refer to the attached Letter from the Administrative Committee of The Limited, Inc. Savings and Retirement Plan indicating the balance of Shares in your Limited, Inc. Stock Fund Account as of May 1, 1999, excluding any Shares purchased with your April and May contributions, which will be available for tender. If you wish to tender different groups of Shares at different prices, you must complete a separate Tender Instruction Form for each group of Shares which will have a different price.)

TO THE TRUSTEE OF THE SAVINGS AND RETIREMENT PLAN:

  I am a participant in the above-referenced Savings and Retirement Plan who has invested all or a portion of my Account in the Limited, Inc. Stock Fund and, as such, I have received a copy of the Offer to Purchase dated May 4, 1999, relating to the Offer by The Limited, Inc., a Delaware corporation (the "Company"), to purchase up to 15,000,000 outstanding shares of common stock (such shares, together with all other outstanding shares of common stock of the Company, are herein referred to as the "Shares") at a price not greater than $55.00 nor less than $50.00 per Share, net to the seller in cash.

  I wish to direct you to tender the Shares in my Limited, Inc. Stock Fund Account as indicated below:

                              TENDER INSTRUCTIONS

[_]By checking this box, I represent that I owned beneficially as of the close of business on May 3, 1999, and will continue to own beneficially as of the Expiration Date (as defined in the Offer to Purchase), an aggregate (including shares held beneficially in the Savings and Retirement Plan or the Company's Stock Purchase Plan or otherwise) of fewer than 100 Shares, and I am instructing the Trustee to tender all Shares held in my Limited, Inc. Stock Fund in the Savings and Retirement Plan. My indication as to whether I wish to tender my Shares at the price determined by "Dutch auction" or at the price I specify is indicated below.

             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[_]By checking this space, I represent that I want to maximize the chance of having The Limited, Inc. purchase all of the Shares that I am directing you to tender (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, I wish to
   have the Plan Trustee tender                 Shares and I am willing to
   accept the Purchase Price resulting from the Dutch auction tender process. This action will result in my receiving a price per Share of as low as $50.00 or as high as $55.00.

                                    - OR -

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

  By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I wish to have
  the Plan Trustee tender              Shares at the price checked. I
  understand that this action could result in none of my Shares being purchased if the actual Purchase Price for the Shares is less than the price that I have checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price


     $50.000 [_]     $51.000 [_]       $52.000 [_]       $53.000 [_]       $54.000 [_]
     $50.125 [_]     $51.125 [_]       $52.125 [_]       $53.125 [_]       $54.125 [_]
     $50.250 [_]     $51.250 [_]       $52.250 [_]       $53.250 [_]       $54.250 [_]
     $50.375 [_]     $51.375 [_]       $52.375 [_]       $53.375 [_]       $54.375 [_]
     $50.500 [_]     $51.500 [_]       $52.500 [_]       $53.500 [_]       $54.500 [_]
     $50.625 [_]     $51.625 [_]       $52.625 [_]       $53.625 [_]       $54.625 [_]
     $50.750 [_]     $51.750 [_]       $52.750 [_]       $53.750 [_]       $54.750 [_]
     $50.875 [_]     $51.875 [_]       $52.875 [_]       $53.875 [_]       $54.875 [_]
                                                                           $55.000 [_]

  I have read and understand the Offer to Purchase and the Letter from the Administrative Committee and I agree to be bound by the terms of the Offer. I hereby direct the Trustee to tender these Shares on my behalf and to hold and invest the proceeds from the sale of these Shares in a money market fund, to be invested as soon as practicable after the expiration of the Offer in the Savings and Retirement Plan pursuant to my future contribution election in effect at the time of such reinvestment. I understand and declare that if the tender of my Shares is accepted, the payment therefor will be full and adequate compensation for these Shares in my judgment, notwithstanding any potential fluctuation in the price of the Shares between the last day I can withdraw my tender and the date the Trustee sells the Shares.

-------------------------------------
                                          -------------------------------------
                Date                            Signature of Participant

-------------------------------------
                                          -------------------------------------
       Social Security Number                     Please Print Name and
                                                      Address Here

                                          -------------------------------------

                                          -------------------------------------

  NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE SAVINGS AND RETIREMENT PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE ADMINISTRATIVE COMMITTEE FOR THE SAVINGS AND RETIREMENT PLAN, 82 SOUTH STREET, HOPKINTON, MA 01748-9918, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY MAY 27, 1999.

  YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

                               THE LIMITED, INC.

              NOTICE TO SAVINGS AND RETIREMENT PLAN PARTICIPANTS

                                                                    May 4, 1999

TO: All Participants in the Limited, Inc. Savings and Retirement Plan (the
   "Savings and Retirement Plan") with Accounts Invested in the Limited, Inc. Stock Fund

  The Limited, Inc. (the "Company") has announced an offer to purchase up to 15,000,000 outstanding shares of its common stock, par value $.50 per share (such shares, together with all other outstanding shares of common stock of the Company, are referred to herein as the "Shares"), at a price specified by such stockholders, not greater than $55.00 nor less than $50.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 4, 1999 and in the related Letter of Transmittal (which together constitute the "Offer").

  The Company will determine a single per Share price (not greater than $55.00 nor less than $50.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 15,000,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $55.00 nor less than $50.00 per Share) pursuant to the Offer. All stockholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer. This Offer became effective on Tuesday, May 4, 1999, and will expire at 12:00 midnight, New York City time, on Tuesday, June 1, 1999, unless the Offer is extended. You, as a Savings and Retirement Plan participant, may participate in this Offer by instructing the Trustee of the Savings and Retirement Plan (no later than Thursday, May 27, 1999) to tender the Shares in your Limited, Inc. Stock Fund Account ("Plan Shares") for purchase by the Company.

  YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

  Enclosed with this notice is a copy of documents describing the Offer which have been furnished to holders of Shares. Please read these materials so that you may properly make your decision regarding this Offer.

  A Tender Instruction Form (yellow form) is also enclosed for you to use to direct the Plan Trustee regarding the Offer. IF NO DIRECTION IS RECEIVED, THE TRUSTEE WILL NOT TENDER ANY OF YOUR PLAN SHARES AND THEY WILL REMAIN IN THE SAVINGS AND RETIREMENT PLAN IN YOUR LIMITED, INC. STOCK FUND ACCOUNT.

  DO NOT CALL THE TRUSTEE, THE ADMINISTRATIVE COMMITTEE OR YOUR BENEFITS ADMINISTRATOR TO GIVE YOUR DECISION REGARDING THE OFFER. YOU MAY ONLY RESPOND BY COMPLETING AND MAILING THE ENCLOSED TENDER INSTRUCTION FORM.

                           QUESTIONS AND ANSWERS ON
           SAVINGS AND RETIREMENT PLAN TENDER RIGHTS AND PROCEDURES

                          A. DESCRIPTION OF THE OFFER

 1.What is the Offer?

  On May 4, 1999, the Company offered to purchase up to 15,000,000 Shares of its common stock at a price not greater than $55.00 nor less than $50.00 per Share. This Offer will be open from May 4, 1999 until it expires at 12:00 midnight, New York City time, on Tuesday, June 1, 1999, unless it is extended by the Company. Savings and Retirement Plan participants who hold Shares in the Limited, Inc. Stock Fund ("Plan Shares") may provide for the tender of Plan Shares for purchase pursuant to this Offer by so indicating on the enclosed Tender Instructions Form and returning it as directed no later than Thursday, May 27, 1999. Based on the number of Shares tendered and the prices specified by tendering stockholders, the Company will determine a single per Share price (not greater than $55.00 nor less than $50.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"). The Company will select the lowest Purchase Price that will allow it to purchase 15,000,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $55.00 nor less than $50.00 per Share) pursuant to the Offer. All stockholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer. This process is known as a "Dutch auction".

  If the number of Shares tendered at or below the Purchase Price exceeds the total number of Shares to be purchased, all Shares tendered at or below the Purchase Price would be accepted on a pro rata basis. "Pro rata" simply means that each person can sell an equal proportion of the Shares offered to the Company. For example, if the number of Shares tendered at or below the Purchase Price (assume, 30,000,000) exceeds the number to be purchased, 15,000,000, the Company would calculate a proration percentage which would equal 50%, the ratio of the total number of Shares to be purchased, 15,000,000, divided by the total number of Shares tendered at or below the Purchase Price, 30,000,000. Therefore, if you tendered 1,000 Shares at or below the Purchase Price, the Company would purchase 500 Shares at the Purchase Price. If the total number of your Shares (including those held under the Savings and Retirement Plan or the Company's Stock Purchase Plan or otherwise) is less than 100 and you tender all those Shares at or below the Purchase Price, then the proration percentage will not be applied to your tendered Shares and the Company will, instead, buy all of your tendered Shares. (If you hold fewer than 100 Shares you must check the second box on the Tender Instruction Form to avoid proration.)

  The Offer is fully described in the Offer To Purchase provided to you. PLEASE READ IT CAREFULLY.

 2. What are my rights under the Offer?

  The records of the Savings and Retirement Plan indicate that Shares are allocated to your Account under the Savings and Retirement Plan as a result of your election to invest in the Limited, Inc. Stock Fund. You may tender some or all of these Shares. Because all of these Shares are held in trust for your benefit, they are registered in the name of the Trust. Consequently, the Trustee will actually tender Plan Shares in accordance with your directions.

  YOU MUST DIRECT THE TRUSTEE IF YOU WANT TO TENDER YOUR PLAN SHARES AND, IF SO, AT WHICH PRICE YOU WANT TO TENDER. THE TRUSTEE WILL TENDER YOUR PLAN SHARES ONLY IF DIRECTED. IF YOU DO NOT RESPOND, YOUR PLAN SHARES WILL REMAIN IN YOUR LIMITED, INC. STOCK FUND ACCOUNT.

 3. Which documents did I receive in the tender materials and what is their purpose?

  You received the following materials in this mailing:

  -- Letter from the Company. This announces the Offer.


  -- Offer to Purchase dated May 4, 1999. This document (white, bound document) describes the Offer. PLEASE READ IT CAREFULLY.

  -- Letter of Transmittal. This document (long blue document) is part of the "Offer" and therefore is being provided to you. However, it does not apply to, or provide detailed instructions for, tendering Plan Shares. Do NOT use it to tender Plan Shares or Shares held in your name under the Limited, Inc. Purchase Plan. If you hold Shares outside of the Savings and Retirement Plan and the Company Stock Purchase Plan, please refer to this Letter of Transmittal for instructions on how to tender those Shares.

  -- Letter from the Savings and Retirement Plan Administrative Committee.
    This letter provides information about the Savings and Retirement Plan and the Offer.

  -- Notice to Savings and Retirement Plan Participants (white document you are reading) which includes Questions and Answers on Savings and Retirement Plan Tender Rights and Procedures.

  -- Tender Instruction Form. (yellow form) YOU MUST COMPLETE, SIGN AND MAIL
    THIS DOCUMENT TO THE ADMINISTRATIVE COMMITTEE IN THE ENCLOSED ENVELOPE IF YOU WISH TO DIRECT THE TRUSTEE TO TENDER YOUR PLAN SHARES. THIS DOCUMENT IS POSTED WITH YOUR NAME AND SOCIAL SECURITY NUMBER. USE IT IF YOU WISH TO DIRECT A TENDER OF YOUR PLAN SHARES.

  -- Reply Envelope. A preaddressed envelope for your reply.

 4. How do I direct the Plan Trustee?

  The only way that you can tender your Plan Shares is by completing the Tender Instruction Form (yellow) as described, signing and returning it to the Administrative Committee for the Savings and Retirement Plan, 82 South Street, Hopkinton, MA 01748-9918, which will process your instructions. The address is on the return envelope you should use to return the Tender Instruction form.

  THE TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE ADMINISTRATIVE COMMITTEE BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MAY 27, 1999. YOU MUST SIGN AND COMPLETE THE FORM FOR YOUR TENDER INSTRUCTION TO BE VALID.

  TO PROPERLY DIRECT THE TRUSTEE TO TENDER PLAN SHARES ON YOUR BEHALF YOU
  MUST:

  -- INSTRUCTIONS. Read carefully and follow exactly the instructions in the Letter from Savings and Retirement Plan Administrative Committee and the Tender Instructions Form. These will tell you how to direct the Plan Trustee regarding your Plan Shares.

  -- FORM. Complete the enclosed yellow Tender Instruction Form.

  -- SHARES. Designate on the Tender Instruction Form the number of Plan
    Shares (excluding fractional shares) you wish to be tendered.

  -- PRICE. Designate on the Tender Instruction Form the price at which you are willing to tender your Plan Shares. In the alternative, you may maximize the chance of the Company purchasing the Plan Shares you tender by electing to accept whatever Purchase Price results from the Dutch auction tender process. This action will result in you receiving a price per Share as low as $50.00 or as high as $55.00.

  -- SIGNATURE. You must sign the Tender Instruction Form to complete your instruction. Unless you sign the Tender Instruction Form, your direction cannot be honored and the Tender Instruction Form will be void.

  -- MAILING. A preaddressed return envelope has been enclosed with your Tender materials. Use this envelope to return your completed Tender Instruction Form if you wish to have the Plan Trustee tender your Plan Shares.

  Please be precise in providing your instruction and please act PROMPTLY.

  IF YOU DO NOT WISH TO TENDER ANY PLAN SHARES, TAKE NO ACTION.

 5. How do I send instructions to the Administrative Committee?

  Please return your instructions PROMPTLY, recognizing the slow delivery time inherent in the U.S. mail today. Your instructions must be received by the Administrative Committee by no later than 5:00 p.m. on Thursday, May
  27. You may mail your Tender Instruction Form to the Administrative Committee for the Savings and Retirement Plan, 82 South Street, Hopkinton, MA 01748-9918 in the preaddressed reply envelope that has been provided for your reply or send it by an alternate faster means (such as overnight courier). You may NOT fax your instructions. DO NOT DELIVER YOUR INSTRUCTIONS TO YOUR HUMAN RESOURCES DEPARTMENT OR TO YOUR BENEFITS ADMINISTRATOR.

 6. Must I provide directions to the Administrative Committee?

  You must respond IF you wish the Trustee to tender your Plan Shares. Do not respond if you do not wish to tender any of your Plan Shares.

 7. How many Plan Shares may I tender and how do I learn that number?

  The number of Plan Shares that you held under the Savings and Retirement Plan as of May 1, 1999, excluding those purchased with your April and May contributions, is set forth in the Letter to you from the Administrative Committee. You may tender all or any number of such Shares (excluding fractional Shares, if any).

 8. What if I have Shares in my Savings and Retirement Plan account and hold Shares outside of the Savings and Retirement Plan?

  If you have Plan Shares in the Savings and Retirement Plan and own other Shares (either in your possession or held by a brokerage firm) outside of the Savings and Retirement Plan, you will receive two or more sets of Offer materials. You should be careful to follow the directions that apply to each kind of Shares.

 9. Who will know whether I tendered my Plan Shares?

  Your directions to the Trustee are CONFIDENTIAL. Individual instructions will only be disclosed to the recordkeeper as necessary to complete the tender.

10. Can I change my mind and direct the Trustee to withdraw my Plan Shares that I directed to be tendered?

  Yes, but only if you perform the following steps:

  -- You must send a signed notice of withdrawal to the Administrative
    Committee for the Savings and Retirement Plan, 82 South Street, Hopkinton, MA 01748-9918.

  -- The notice of withdrawal must be in writing. You may fax your notice of withdrawal to the Administrative Committee for the Savings and Retirement Plan at fax number (508) 787-2651.

  -- The notice of withdrawal must state your name, social security number, the number of Plan Shares that you wish to withdraw from the Offer and that you are directing the Trustee to withdraw Plan Shares that you previously directed the Plan Trustee to tender on your behalf.

  -- The notice of withdrawal must be received by the Administrative
    Committee before 5:00 p.m., New York City time, on Thursday, May 27,
    1999.

11. Can I direct the Trustee to re-tender my Plan Shares?

  Yes. If, after directing the Plan Trustee to withdraw your Plan Shares, you wish to direct the Trustee to re-tender your Plan Shares, you must complete another Tender Instruction Form and return it to the Administrative Committee for receipt by 5:00 p.m. on Thursday, May 27, 1999. You may obtain another copy of the Tender Instruction Form by faxing your request to (508) 787-2651.

12. Will I still be entitled to receive the forthcoming regular, quarterly dividend on the Shares that I tender?

  Shares which are sold to the Company pursuant to the Offer will not be entitled to receive the next regular, quarterly dividend. However, if the Company does not buy all of the Shares which you directed the Trustee to tender, the Company will return the unpurchased Shares to the Trustee, and your Account will be entitled to receive the next dividend on those Shares.

13. Will I be entitled to receive shares of Limited Too in the Limited Too spinoff for the Shares I tender in the offer?

  Shares which are sold to the Company pursuant to this Offer will not participate in the Limited Too spinoff. However, if the Company does not buy all of the Plan Shares that you directed the Trustee to tender, the Company will return the unpurchased Shares to the Trustee, and your Account will be entitled to receive shares of Limited Too in the Limited Too spinoff with respect to the returned Shares.

           B. RESULTS OF THE TENDER: SHARES SOLD AND PRICE RECEIVED

14. Will all Plan Shares that I direct the Trustee to tender be purchased?

  This depends upon the total number of Shares tendered and the price at which you tender. If you tender Shares at a price above the Purchase Price, your Shares will not be purchased. If you tender your Shares at or below the Purchase Price or you elect to tender your shares at whatever Purchase Price results from the Dutch auction process, and more Shares are tendered at or below the Purchase Price by all stockholders than the Company had offered to purchase, then the Company will purchase a pro rata portion of the Shares that you directed to be tendered. See Q&A #1 for a description of how proration works.

  Plan Shares held in your Savings and Retirement Plan Account that are not accepted will remain in the Limited, Inc. Stock Fund subject to normal Savings and Retirement Plan rules.

15. How will I know if my Plan Shares have been purchased?

  After the Offer has expired, all tender directions will be tabulated, which may take up to two weeks. Soon thereafter you will be sent a statement of the number of your Plan Shares which were accepted.

    C. OPERATION OF THE SAVINGS AND RETIREMENT PLAN DURING THE TENDER OFFER

16. What happens to Limited, Inc. Stock Fund contributions made after April 1, 1999?

  Beginning with contributions made after April 1, 1999, the Plan Trustee stopped purchasing Shares for the Limited, Inc. Stock Fund. Company and participant contributions made to the Limited, Inc. Stock Fund, and dividends and other funds which are normally allocated to the Limited, Inc. Stock Fund, which are received by the Savings and Retirement Plan during the period of the Offer and for 10 business days thereafter (while the results are tabulated) will be accumulated and invested in a money market fund. Thereafter, upon the cessation of legal restrictions, purchases by the Plan Trustee will resume and the accumulated funds will be invested pursuant to the investment elections then in effect.


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

17. What happens if I request a distribution, withdrawal or reallocation following the announcement of the tender offer but before the offer expires?

  Distributions and withdrawals from the Savings and Retirement Plan and transfers into or out of the Limited, Inc. Stock Fund may be delayed until after the conclusion of the Offer. Authorized distributions, withdrawals or reallocations received before or during this period will be processed as soon as reasonably feasible.

18. When may I request a change in my investment elections?

  You may change your investment election for future contributions or reallocate your existing Account balances at the beginning of each month under the Savings and Retirement Plan's normal rules. You must call the SARP Line by the 23rd day of the month for your investment election change to be effective the first day of the following month, subject to delays required in connection with the Offer. UNDER THE TERMS OF THE SAVINGS AND RETIREMENT PLAN, SECTION 16 INSIDERS WHO TENDER SHARES WILL NOT BE PERMITTED TO MAKE AN ELECTION TO TRANSFER ANY AMOUNTS FROM OTHER INVESTMENT FUNDS INTO THE LIMITED, INC. STOCK FUND FOR SIX MONTHS AFTER THE EXPIRATION DATE; HOWEVER, NEW CONTRIBUTIONS MAY BE INVESTED IN THE LIMITED, INC. STOCK FUND DURING THIS SIX MONTH PERIOD.

19. Will I be taxed on any proceeds received in 1999 from the Shares that I tender under the Savings and Retirement Plan?

  No. Because tender proceeds received from Plan Shares will be received by and held in the Savings and Retirement Plan, they will not be subject to current income taxes.

                   D. REINVESTMENT OF TENDER OFFER PROCEEDS

20. How will the Savings and Retirement Plan invest the proceeds received from the Plan Shares that are tendered?

  Proceeds received from this Offer will be reinvested by the Trustee in a money market fund and reinvested in the investment funds you have selected under the Savings and Retirement Plan as soon as practicable in accordance with your future contribution election in effect at the date of such reinvestment.

                          E. CERTAIN TAX INFORMATION

  Participants in the Savings and Retirement Plan should be aware that the reinvestment of the cash proceeds received in the Offer may, in certain circumstances, result in certain tax consequences to those participants who, as part of the ultimate distributions of their accounts, would receive Shares.

  Special tax rules apply to certain distributions from the Savings and Retirement Plan that consist, in whole or in part, of Shares. Generally, taxation of net unrealized appreciation ("NUA"), an amount equal to the excess of the value of such Shares at distribution over the cost or other basis of such Shares (which will vary depending on whether the distribution qualifies for lump sum treatment) will be deferred until the Shares are sold following distribution. Moreover, if Shares are disposed of prior to a distribution, as would be the case in the Offer, and the proceeds of such disposition are reinvested within 90 days thereafter in the Limited, Inc. Stock Fund, the cost or other basis of such newly acquired Shares for NUA purposes will be the cost or other basis of the tendered Shares.

  Accordingly, if the cash proceeds receivable upon the tender of Shares is not reinvested in the Limited, Inc. Stock Fund under the Savings and Retirement Plan within 90 days, the opportunity to retain for NUA purposes the cost or other basis of the Shares tendered, and the tax-deferral treatment of the NUA calculated in reference to such basis, will be lost.

  The foregoing is only a brief summary of complicated provisions of the Internal Revenue Code. You are strongly urged to consult with your tax advisor as to the issues described above.


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